EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-
Effective Amendment No. 1 to Registration Statement No. 333-26775 of Florida Rock Industries, Inc. on Form S-8 of our reports dated December 8, 2000, and appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2000.


/s/ DELOITTE & TOUCHE LLP


Jacksonville, Florida
August 23, 2001



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